Exhibit 24.1

POWER OF ATTORNEY

This Power of Attorney confirms that the undersigned hereby constitutes and appoints Harold G. Hamm and Mark E. Monroe, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 under the Securities Act of 1933 of Continental Resources, Inc. (the “Company”), and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts (including by means of facsimile or other electronic media) with the same effect as if all parties hereto had signed the same document; provided, however, that this Power of Attorney shall become operative upon a party’s execution of a counterpart hereof regardless of when and whether all parties have signed a counterpart hereof. All signed counterparts shall be construed together and shall constitute one Power of Attorney.

This Power of Attorney is hereby executed by the undersigned effective the 25th day of July, 2007.

Signed:	/s/ Harold G. Hamm	Signed:	/s/ Mark E. Monroe
Name:	Harold G. Hamm	Name:	Mark E. Monroe

Signed:	/s/ John D. Hart	Signed:	/s/ Robert J. Grant
Name:	John D. Hart	Name:	Robert J. Grant

Signed:	/s/ George S. Littell	Signed:	/s/ Lon McCain
Name:	George S. Littell	Name:	Lon McCain

Signed:	/s/ H.R. Sanders, Jr.	Signed:	/s/ Jack H. Stark
Name:	H.R. Sanders, Jr.	Name:	Jack H. Stark